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                                                                 EXHIBIT 21.1
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                                                                 Jurisdiction
Corporate Name                                               of Incorporation
-------------                                                ----------------

The Canada and Gulf Terminal Railway Company                           Quebec
(Le Chemin de fer de Matane et du Golfe)

Mount Royal Tunnel and Terminal Company, Limited                       Canada

Canadian National Transportation, Limited                              Canada

AMF Technotransport Inc.                                               Canada

CN (France) S.A.                                                       France

Ecorail Inc.                                                           Canada

  Subsidiary of Ecorail Inc.
  Ecorail Entreprises Inc.

CN Transactions Inc.                                                   Canada

  Subsidiaries of CN Transactions Inc.
  CANAC International Inc.                                             Canada

    Subsidiary of CANAC International Inc.
    CANAC International LTD.                                         Delaware

The Quebec and Lake St. John Railway Company                           Quebec

Halterm Limited                                                   Nova Scotia

CN/CP Niagara Detroit Partnership                        Canadian Partnership

  Subsidiaries of CN/CP Niagara Detroit
  The Canada Southern Railway Company                                 Ontario
  Detroit River Tunnel Company                                         Canada

The Toronto Terminals Railway Company Limited                          Canada

Grand Trunk Corporation                                              Delaware

  Subsidiaries of Grand Trunk Corporation
  Grand Trunk Western Railroad Incorporated                          Delaware

    Subsidiaries of Grand Trunk Western Railroad Incorporated
    St. Clair Tunnel Company                                         Michigan
    Duluth, Winnipeg and Pacific Railway Company                    Minnesota

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                                                                   EXHIBIT 21.1

                          ILLINOIS CENTRAL CORPORATION
                        Subsidiaries of the Registrant
                            as of December 31, 1997

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Name                                                    Place of Incorporation
----                                                    ----------------------

Subsidiaries included in the financial statements, which are 100% owned:

Illinois Central Railroad Company                       Illinois
IC Financial Services Corporation                       Delaware
CCP Holdings, Inc.                                      Delaware

Subsidiaries that are 100% owned by
Illinois Central Railroad Company:

Kensington and Eastern Railroad Company                 Illinois
Mississippi Valley Corporation                          Delaware
Waterloo Railroad Company                               Delaware

Subsidiaries that are 100% owned by
IC Financial Services Corporation:

IC Leasing Corporation I                                Nevada
IC Leasing Corporation II                               Nevada
IC Leasing Corporation III                              Nevada
IC Terminal Holdings Company                            Delaware

Subsidiaries that are 100% owned by
IC Terminal Holdings Company:

IC RailMarine Terminal Company                          Delaware
IC Omnimodal Terminal Company of Delaware               Delaware
IC Omnimodal Terminal Company                           Louisiana
NPC, Inc.                                               Louisiana

Subsidiaries that are 100% owned by
CCP Holdings, Inc.:

Chicago Central & Pacific Railroad Company              Delaware
Cedar River Railroad Company                            Iowa
Iron Horse Properties, Inc.                             Delaware
Missouri River Bridge Company                           Delaware

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